Exhibit 10.53

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) is dated as of the [___] day of July, 2020, by and between Hancock Jaffe Laboratories, Inc., a Delaware corporation (the Company”), and each individual or entity named on the Schedule of Buyers attached hereto (each such individual or entity, individually, a “Buyer” and all of such individuals or entities, collectively, the “Buyers”).

RECITALS

Subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) promulgated thereunder, the Company desires to issue and sell to each Buyer, and each Buyer, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

ARTICLE I

RECITALS, EXHIBITS, SCHEDULES

The foregoing recitals are true and correct and, together with the Schedules and Exhibits referred to hereafter, are hereby incorporated into this Agreement by this reference.

ARTICLE II

DEFINITIONS

For purposes of this Agreement, except as otherwise expressly provided or otherwise defined elsewhere in this Agreement, or unless the context otherwise requires, the capitalized terms in this Agreement shall have the meanings assigned to them in this Article as follows:

2.1. “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

2.2. “Amendment” means the amendment to the Company’s articles of incorporation that either effects a reverse stock split or increases the number of authorized shares of Common Stock such that all of the Warrants may be exercised in full by the holders of the Warrants.

2.3. “Assets” means all of the properties and assets of the Company and its Operating Subs, whether real, personal or mixed, tangible or intangible, wherever located, whether now owned or hereafter acquired.

2.4. “Authorized Share Increase Date” means, subject to Authorized Share Approval, the date on which the Amendment is filed and accepted with the State of Delaware.

2.5. “Authorized Share Approval” means approval of the Amendment by the stockholders of the Company.

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2.6. “Buyer’s Purchase Price” shall mean, with respect to any Buyer, the “Purchase Price” opposite such Buyer’s name on the Schedule of Buyers.

2.7. “Claims” means any Proceedings, Judgments, Obligations, known threats, losses, damages, deficiencies, settlements, assessments, charges, costs and expenses of any nature or kind.

2.8. “Common Stock” means the Company’s common stock, $0.00001 par value per share.

2.9. “Consent” means any consent, approval, order or authorization of, or any declaration, filing or registration with, or any application or report to, or any waiver by, or any other action (whether similar or dissimilar to any of the foregoing) of, by or with, any Person, which is necessary in order to take a specified action or actions, in a specified manner and/or to achieve a specific result.

2.10. “Contract” means any written contract, agreement, order or commitment of any nature whatsoever, including, any sales order, purchase order, lease, sublease, license agreement, services agreement, loan agreement, mortgage, security agreement, guarantee, management contract, employment agreement, consulting agreement, partnership agreement, stockholders agreement, buy-sell agreement, option, warrant, debenture, subscription, call or put.

2.11. “Conversion Price” means $[●] per share of the Company’s Common Stock.1

2.12. “Conversion Shares” means the shares of Common Stock underlying the Preferred Stock.

2.13. “Encumbrance” means any lien, security interest, pledge, mortgage, easement, leasehold, assessment, tax, covenant, restriction, reservation, conditional sale, prior assignment, or any other encumbrance, claim, burden or charge of any nature whatsoever.

2.14. “Environmental Requirements” means all Laws and requirements relating to human, health, safety or protection of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, or Hazardous Materials in the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or otherwise relating to the treatment, storage, disposal, transport or handling of any Hazardous Materials.

2.15. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2.16. “GAAP” means generally accepted accounting principles, methods and practices set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board, the SEC or of such other Person as may be approved by a significant segment of the U.S. accounting profession, in each case as of the date or period at issue, and as applied in the U.S. to U.S. companies.

2.17. “Governmental Authority” means any foreign, federal, state or local government, or any political subdivision thereof, or any court, agency or other body, organization, group, stock market or exchange exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

1 NTD: Shall equal the lower of (i) the closing price (as reflected on Nasdaq.com); or (ii) the average closing price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the Closing, in either case, plus the value attributed to the warrants by Nasdaq. This needs to take into consideration the $0.125 for the warrants in (i) as well.

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2.18. “Hazardous Materials” means: (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCB’s); (ii) any chemicals, materials, substances or wastes which are now or hereafter become defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants” or words of similar import, under any Law; and (iii) any other chemical, material, substance, or waste, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental Authority.

2.19. “Judgment” means any final order, writ, injunction, fine, citation, award, decree, or any other judgment of any nature whatsoever of any Governmental Authority.

2.20. “Lien” shall mean, with respect to any Person, any mortgage, pledge, hypothecation, judgment lien or similar legal process, title retention lien, or other lien, security interest or encumbrance of any nature or kind granted by such Person or arising by judicial process or otherwise, including the interest of a vendor under any conditional sale or other title retention agreement and the interest of a lessor under a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, by such Person as lessee that is, or should be, a capital lease on the balance sheet of such Person prepared in accordance with GAAP.

2.21. “Law” means any provision of any law, statute, ordinance, code, constitution, charter, treaty, rule or regulation of any Governmental Authority applicable to the Company.

2.22. “Leases” means all leases for real or personal property.

2.23. “Material Adverse Effect” means with respect to the event, item or question at issue, that such event, item or question would not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement or any of the Transaction Documents; (ii) a material adverse effect on the results of operations, Assets, business or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole; or (iii) a material adverse effect on the Company’s or its subsidiaries’ ability to perform, on a timely basis, its or their respective Obligations under this Agreement or any Transaction Documents.

2.24. “Material Contract” means any Contract to which the Company is a party or by which it is bound which has been filed as an exhibit to the SEC Documents pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K promulgated by the SEC.

2.25. “Obligation” means any debt, liability or obligation of any nature whatsoever, whether secured, unsecured, recourse, nonrecourse, unliquidated, accrued, absolute, fixed, contingent, ascertained, unascertained, known, unknown or obligations under executory Contracts.

2.26. “Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity, quality and frequency).

2.27. “Permit” means any license, permit, approval, waiver, order, authorization, right or privilege of any nature whatsoever, granted, issued, approved or allowed by any Governmental Authority.

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2.28. “Permitted Indebtedness” shall mean (i) any amounts owed that are outstanding as of the date of this Agreement, including, but not limited to, any payables or other obligations to third party vendors, landlords and the like, (ii) any indebtedness that is incurred in connection with relief for COVID-19, (iii) any indebtedness that does not mature before the date of a Capital Event, (iv) any indebtedness that is incurred for the purpose of engaging in a strategic transaction, including a merger, an acquisition of assets and the like, and (v) indebtedness not described in (i) through (iv) above provided that such indebtedness shall not be in a principal amount in excess of $1,000,000.

2.29. “Permitted Liens” shall mean: (i) Liens for Taxes, assessments or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which adequate reserves are maintained in accordance with GAAP and in respect of which no Lien has been filed; (ii) Liens of carriers, warehousemen, mechanics and materialmen arising in the Ordinary Course of Business; (iii) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of Social Security (excluding Liens arising under ERISA or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate Proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services, which do not in the aggregate materially detract from the value of the property or assets of the Company taken as a whole or materially impair the use thereof in the operation of the Company’s business and, in each case, for which adequate reserves are maintained in accordance with GAAP and in respect of which no Lien has been filed; (iv) Liens described in the Financial Statements and acceptable to Buyers in their and absolute discretion, and the replacement, extension or renewal of any such Lien upon or in the same property subject thereto arising out of the extension, renewal or replacement of the indebtedness secured thereby (without increase in the amount thereof and without expansion of such Liens upon any other property); (v) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding Fifty Thousand and No/100 United States Dollars (US$50,000.00) arising in connection with court Proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate Proceedings; (vi) zoning and similar restrictions on the use of property and easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Company; (vii) Liens arising in connection with capital leases (and attaching only to the property being leased); (viii) Liens that constitute purchase money security interests on any property securing indebtedness incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within sixty (60) days of the acquisition thereof and attaches solely to the property so acquired; (ix) Liens arising from precautionary UCC financing statements filed under any lease permitted by this Agreement; (x) banker’s Liens and rights of set-off of financial institutions arising in connection with items deposited in accounts maintained at such financial institutions and subsequently unpaid and unpaid fees and expenses that are charged to the Company by such financial institutions in the Ordinary Course of Business of the maintenance and operation of such accounts and (xi) all Liens incurred in connection with Permitted Indebtedness.

2.30. “Person” means any individual, sole proprietorship, joint venture, partnership, company, corporation, association, cooperation, trust, estate, Governmental Authority, or any other entity of any nature whatsoever.

2.31. “Placement Agent” means Ladenburg Thalmann & Co. Inc.

2.32. “Preferred Stock” means the Company’s Series C Convertible Preferred Stock, par value $0.0001 per share, having the rights, preferences and privileges as set forth in the Series C Convertible Preferred Stock Certificate of Designations, in substantially the form attached hereto as Exhibit A.

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2.33. “Preferred Stock Issue Price” means $[ ] for each share of Preferred Stock.

2.34. “Principal Trading Market” shall mean the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Markets, including the Bulletin Board and Pink Sheets, the NYSE Euronext or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

2.35. “Proceeding” means any demand, claim, suit, action, litigation, investigation, audit, study, arbitration, administrative hearing, or any other proceeding of any nature whatsoever.

2.36. “Real Property” means any real estate, land, building, structure, improvement, fixture or other real property of any nature whatsoever, including, but not limited to, fee and leasehold interests.

2.37. “Registration Rights Agreement” means the Registration Rights Agreement, dated the date hereof, among the Company and the Buyers, in the form of Exhibit B attached hereto.

2.38. “SEC” means the United States Securities and Exchange Commission.

2.39. “SEC Documents” has the meaning set forth in Section 6.7 hereto.

2.40. “Securities” means collectively, the Preferred Stock, Conversion Shares, Warrants and Warrant Shares, and where applicable the Placement Agent Warrant.

2.41. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2.42. “Tax” means (i) any foreign, federal, state or local income, profits, gross receipts, franchise, sales, use, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, accumulated earnings, personal holding company, unemployment compensation, social security, withholding taxes, payroll taxes, or any other tax of any nature whatsoever, (ii) any foreign, federal, state or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, rent, or any other fee or charge of any nature whatsoever, or (iii) any deficiency, interest or penalty imposed with respect to any of the foregoing.

2.43. “Tax Return” means any tax return, filing, declaration, information statement or other form or document required to be filed in connection with or with respect to any Tax.

2.44. “Transaction Documents” means this Agreement, the Warrant, the Placement Agent Warrant and the Registration Rights Agreement executed in connection with the transactions contemplated hereunder.

2.45. “Warrants” means the Warrants, dated the date hereof, issued by the Company to each Buyer, in the form of Exhibit C attached hereto, which will be exercisable commencing on the Authorized Share Increase Date and will be exercisable until the fifth anniversary of the Closing Date, at an exercise price per share of the Company’s Common Stock equal to [100]% of the Conversion Price.

2.46. “Warrant Shares” means the shares of Common Stock underlying the Warrants.

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ARTICLE III

INTERPRETATION

In this Agreement, unless the express context otherwise requires: (i) the words “herein,” “hereof” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) references to the words “Article” or “Section” refer to the respective Articles and Sections of this Agreement, and references to “Exhibit” or “Schedule” refer to the respective Exhibits and Schedules annexed hereto; (iii) references to a “party” mean a party to this Agreement and include references to such party’s permitted successors and permitted assigns; (iv) references to a “third party” mean a Person not a party to this Agreement; (v) the terms “dollars” and “$” means U.S. dollars; and (vi) wherever the word “include,” “includes” or “including” is used in this Agreement, it will be deemed to be followed by the words “without limitation.”

ARTICLE IV

PURCHASE AND SALE

4.1. Sale and Issuance of Preferred Stock and Warrants. Subject to the terms and conditions of this Agreement, each Buyer agrees, severally and not jointly, to purchase, and the Company agrees to sell and issue to each Buyer, shares of Preferred Stock and Warrants at an aggregate purchase price equal to the amount set forth on such Buyer’s signature page to this Agreement (the “Purchase Price”). The number of shares of Preferred Stock purchased by each Buyer shall equal (a) the Buyer’s Purchase Price divided by (b) the Preferred Stock Issue Price. Each Buyer shall also receive along with shares of Preferred Stock Warrants exercisable for a number of Warrant Shares equal to the number of shares of Common Stock into which such Buyer’s shares of Preferred Stock are initially convertible. The aggregate Purchase Price of the Preferred Stock and Warrants sold hereunder shall be up to $[ ], unless otherwise agreed by the Company and the Placement Agent. The Company’s agreement with each Buyer is a separate agreement, and the sale and issuance of the shares of Preferred Stock and Warrants to each Buyer is a separate sale and issuance.

4.2. Closing. The purchase, sale and issuance of the shares of Preferred Stock and the Warrants hereunder (the “Closing”) shall take place at the offices of Ellenoff Grossman & Schole LLP, or such other location as the parties shall mutually agree, no later than the second business day following the satisfaction or waiver of the conditions provided in Articles VIII and IX of this Agreement (other than conditions that, by their terms, are intended to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) (the “Closing Date”), but in no event later than the Outside Closing Date. The Company and the Buyers agree that the Closing may occur via delivery of facsimiles or photocopies of the applicable documents.

4.3. Form of Payment; Delivery. At the Closing, each Buyer shall deliver to the Company the Buyer’s Purchase Price. The Company shall cause the issuance of the shares of Preferred Stock by book entry with VStock Transfer LLC, the Company’s transfer agent.

ARTICLE V

BUYERS’ REPRESENTATIONS AND WARRANTIES

Each Buyer represents and warrants to the Company, that:

5.1. Investment Purpose. Each Buyer is acquiring the Securities for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, each Buyer reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement covering such Securities or an available exemption under the Securities Act. The Buyer acknowledges that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and accordingly, a legend will be placed on the certificates and book entries representing the Securities in the following form:

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THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE REASONABLE SATISFACTION OF COUNSEL TO THE ISSUER.

5.2. Accredited Investor Status. Each Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D, as promulgated under the Securities Act.

5.3. Reliance on Exemptions. Each Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities Laws and that the Company is relying in part upon the truth and accuracy of, and each Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of each Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of each Buyer to acquire the Securities.

5.4. Information. Each Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and other information each Buyer deemed material to making an informed investment decision regarding its purchase of Preferred Stock and Warrants hereunder, which have been requested by such Buyer (including the Transaction Documents) and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Each Buyer acknowledges that it has received and reviewed a copy of the SEC Documents, which are available on the SEC’s website (www.sec.gov) at no charge to Buyers. Buyers acknowledge that each of them may retrieve all SEC Documents from such website and each Buyer’s access to such SEC Documents through such website shall constitute delivery of the SEC Documents to Buyers. Each Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Each Buyer understands that its investment in the Securities involves a high degree of risk. Each Buyer, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities and has so evaluated the merits and risks of such investment. Each Buyer is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables such Buyer to obtain information from the Company in order to evaluate the merits and risks of this investment. Each Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. Without limiting the foregoing, each Buyer has carefully considered the potential risks relating to the Company and a purchase of Preferred Stock and Warrants hereunder, and fully understands that the Securities are a speculative investment that involves a high degree of risk of loss of the Buyer’s entire investment and each such Buyer is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. Among other things, each Buyer has carefully considered each of the risks described under the heading “Risk Factors” in the Company’s Form 10-K filed with the SEC on March 18, 2020 (the “Form 10-K”) and its other SEC Documents (including, most recently, the Company’s prospectus dated [ ], 2020 filed with the SEC on [ ], 2020).

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5.5. Intentionally omitted.

5.6. No Governmental Review. Each Buyer understands that no United States federal or state Governmental Authority has passed on or made any recommendation or endorsement of the Securities, or the fairness or suitability of the investment in the Securities, nor have such Governmental Authorities passed upon or endorsed the merits of the offering of the Securities.

5.7. Organization, Authorization, Enforcement. Each Buyer is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and the other applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. This Agreement and each of the other Transaction Documents to which a Buyer is a party has been duly and validly authorized, executed and delivered on behalf of each Buyer and is a valid and binding agreement of each Buyer, enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution and delivery of this Agreement and the applicable Transaction Documents and performance by each Buyer of the transactions contemplated hereunder and thereunder have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Buyer.

5.8. No General Solicitation. No Buyer is purchasing any Securities as a result of any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement. Each Buyer represents that it has a relationship with the Placement Agent or the Company preceding the offering of the Preferred Stock and Warrants hereunder.

5.9. Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Buyer has not, nor has any Person acting on behalf of or pursuant to any understanding with such Buyer, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Buyer first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Other than to other Persons party to this Agreement or to such Buyer’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Buyer has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). For purposes of this Section 5.9, “Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).

5.10. Placement Agent. Such Buyer understands that the Placement Agent has acted solely as the agent of the Company in the placement of the Securities, and that the Placement Agent makes no representation or warranty with regard to the merits of this transaction or as to the accuracy of any information such Buyer may have received in connection therewith. Such Buyer acknowledges that it has not relied on any information or advice furnished by or on behalf of the Placement Agent.

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ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth and disclosed in the Company’s SEC Documents (as defined below), the Company hereby makes the following representations and warranties to the Buyer. The Disclosure Schedules shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Article VI and certain other sections of this Agreement, and the disclosures in any section or subsection of the Disclosure Schedules shall qualify other sections and subsections in this Article VI only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

6.1. Subsidiaries. Except for those subsidiaries set forth in the SEC Documents (each, an “Operating Sub”), the Company has no subsidiaries and the Company does not own, directly or indirectly, any outstanding voting securities of or other interests in, or have any control over, any other Person. Each representation and warranty contained in this Article VI or otherwise set forth in this Agreement shall be deemed to mean and be construed to include the Company and each of its subsidiaries, as applicable, regardless of whether each of such representations and warranties in Article VI specifically refers to the Company’s subsidiaries or not.

6.2. Organization. The Company and its subsidiaries are corporations, duly organized, validly existing and in good standing under the Laws of the respective jurisdictions in which they are incorporated. The Company has the full corporate power and authority and all necessary certificates, licenses, approvals and Permits to: (i) enter into and execute this Agreement and each of the Transaction Documents and to perform all of its Obligations hereunder and thereunder; and (ii) own and operate its Assets and properties and to conduct and carry on its business as and to the extent now conducted. The Company and each subsidiary is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the character of its business or the ownership or use and operation of its Assets or properties requires such qualification, except to the extent that failure to so qualify will not result in a Material Adverse Effect.

6.3. Authority and Approval of Agreement; Binding Effect. The execution and delivery by the Company of this Agreement and the Transaction Documents to which it is a party, and the performance by the Company of all of its Obligations hereunder and thereunder, including the issuance of the Preferred Stock, Warrants, Conversion Shares (upon completion of a Capital Event), Warrant Shares (upon completion of a Capital Event) and the shares of Common Stock underlying the Placement Agent Warrant (upon completion of a Capital Event), have been or will be duly and validly authorized and approved by the Company and its board of directors pursuant to all applicable Laws and no other corporate action or Consent on the part of the Company, its board of directors, stockholders or any other Person is necessary or required by the Company to execute this Agreement and the Transaction Documents, consummate the transactions contemplated herein and therein, perform all of Company’s Obligations hereunder and thereunder, or to issue the Securities other than: (i) the filings required by the SEC, including a Form D, (ii) the filing with the SEC pursuant to the Registration Rights Agreement, (iii) the notice and/or application(s) to each applicable Principal Trading Market for the issuance and sale of the Securities and the listing of the Conversion Shares and Warrant Shares for trading thereon in the time and manner required thereby, (iv) receipt of stockholder approval for a Capital Event (as such term is hereinafter defined) and the filing of a Certificate of Amendment to the Company’s Certificate of Incorporation to implement the Capital Event and (iv) such filings as are required to be made under applicable state securities laws (collectively, the “Required Consents”). This Agreement and each of the Transaction Documents have been duly and validly executed by the Company (and the officer executing this Agreement and all such other Transaction Documents is duly authorized to act and execute same on behalf of the Company) and constitute the valid and legally binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

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6.4. Capitalization. Immediately prior to the Closing, the authorized capital stock of the Company will consist of 50,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, of which, as of the date hereof, 23,949,333 shares of Common Stock are issued and outstanding and no shares of preferred stock are issued and outstanding. On the date hereof, 10,951,810 shares of Common Stock are issuable upon exercise of outstanding warrants, including 1,725,000 shares of Common Stock issuable upon the exercise of outstanding warrants listed on the Nasdaq Capital Market under the symbol “HJLIW,” at an exercise price of $6.00 per share, and 2,537,367 shares of Common Stock are issuable upon exercise of outstanding stock options and restricted stock units. All of such outstanding shares have been validly issued and are fully paid and nonassessable. The Common Stock is currently quoted on the Nasdaq Capital Market under the trading symbol “HJLI.” Other than as described in the SEC Documents, the Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for quotation on the Principal Trading Market, and, other than as described in the SEC Documents, the Company has maintained all requirements on its part for the continuation of such quotation as of the date hereof. Except as described in the SEC Documents, no shares of Common Stock are subject to preemptive rights or any other similar rights or any Encumbrances suffered or permitted by the Company. Except as described in the SEC Documents or issuable under any equity incentive plan described in the SEC Documents, as of the date hereof: (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or Contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional Shares of capital stock of the Company or any of its subsidiaries, or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries; (collectively, “Derivative Securities”); (ii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other Contracts or instruments evidencing indebtedness of the Company or any of its subsidiaries, or by which the Company or any of its subsidiaries is or may become bound; (iii) there are no outstanding registration statements with respect to the Company or any of its securities (other than registration statements on Form S-3 or Form S-8); (iv) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to the Transaction Documents and piggy-back registration rights granted to certain investors and the placement agent in a bridge financing that closed on or about February 28, 2020); (v) there are no financing statements securing obligations filed in connection with the Company or any of its Assets that have not been terminated; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any related agreement or the consummation of the transactions described herein or therein; and (vii) there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no Contracts by which the Company is or may become bound to redeem a security of the Company. Except as described in the SEC Documents, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

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6.5. No Conflicts; Consents and Approvals. The execution, delivery and performance of this Agreement and the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, will not: (i) constitute a violation of or conflict with any provision of the Company’s or any Operating Sub’s certificate or articles of incorporation, bylaws or other organizational or charter documents; (ii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflict with, or give to any other Person any rights of termination, amendment, acceleration or cancellation of, any provision of any Material Contract; (iii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflict with, any Judgment; (iv) assuming the accuracy of the representations and warranties of the Buyers set forth in Article V above, constitute a violation of, or conflict with, any Law (including United States federal and state securities Laws and the rules and regulations of any market or exchange on which the Common Stock is quoted); or (v) result in the loss or adverse modification of, or the imposition of any fine, penalty or other Encumbrance with respect to, any Permit granted or issued to, or otherwise held by or for the use of, Company or any of Company’s Assets. The Company is not in violation of its articles of incorporation, bylaws or other organizational or governing documents and the Company is not in default or breach (and no event has occurred which with notice or lapse of time or both could put the Company in default or breach) under, and the Company has not taken any action or failed to take any action that would give to any other Person any rights of termination, amendment, acceleration or cancellation of, any Material Contract. Except as specifically contemplated by this Agreement (which includes the Required Consents), the Company is not required to obtain any Consent of, from, or with any Governmental Authority, or any other Person, in order for it to execute, deliver or perform any of its Obligations under this Agreement or the Transaction Documents in accordance with the terms hereof or thereof, or to issue and sell the Shares in accordance with the terms hereof. Other than the Required Consents, all Consents which the Company is required to obtain pursuant to the immediately preceding sentence have been obtained or effected on or prior to the date hereof.

6.6. Issuance of Securities. In connection with the transactions contemplated hereby, the Board of Directors of the Company has approved the consummation of a Capital Event to increase the number of available shares of Common Stock for the issuance of the Conversion Shares, Warrant Shares and the shares of Common Stock underlying the Placement Agent Warrants. Assuming the accuracy of the representations and warranties of the Buyers set forth in Article V above, the Conversion Shares, the Warrant Shares and the Shares of Common Stock underlying the Placement Agent Warrants, when issued, will be issued in compliance with all applicable United States federal and state securities Laws. Assuming the accuracy of the representations and warranties of the Buyers set forth in Article V above, the offer and sale by the Company of the Securities is exempt from: (i) the registration and prospectus delivery requirements of the Securities Act; and (ii) the registration and/or qualification provisions of all applicable state and “blue sky” laws.

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6.7. SEC Documents; Financial Statements. The Common Stock is registered pursuant to Section 12 of the Exchange Act and the Company is current with its filing obligations under the Exchange Act, has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Exchange Act for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (all of the foregoing filed within the two (2) years preceding the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”). The Company represents and warrants that true and complete copies of the SEC Documents are available on the SEC’s website (www.sec.gov) at no charge to Buyers, and Buyers acknowledge that each of them may retrieve all SEC Documents from such website and each Buyer’s access to such SEC Documents through such website shall constitute delivery of the SEC Documents to Buyers. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Document is, or has been, required to be amended or updated under applicable Law (except as such statements have been amended or updated in subsequent filings prior to the date hereof, which amendments or updates are also part of the SEC Documents). As of their respective dates, the financial statements of the Company included in the SEC Documents (“Financial Statements”) complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (except as such Financial Statements have been amended or updated in subsequent filings prior to the date hereof, which amendments or updates are also part of the SEC Documents). All of the Financial Statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except: (i) as may be otherwise indicated in such Financial Statements or the notes thereto; or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). To the knowledge of the Company and its officers, no other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

6.8. Absence of Certain Changes. Since the date the last of the SEC Documents was filed with the SEC, none of the following have occurred:

(a) There has been no event or circumstance of any nature whatsoever that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect; or

(b) Except for this Agreement and the other Transaction Documents, there has been no transaction, event, action, development, payment, or other matter of any nature whatsoever entered into by the Company that requires disclosure in an SEC Document which has not been so disclosed.

6.9. Absence of Litigation or Adverse Matters. Except as disclosed in the SEC Documents: (i) there is no Proceeding before or by any Governmental Authority or any other Person, pending, or the best of Company’s knowledge, threatened or contemplated by, against or affecting the Company, its business or Assets; (ii) there is no outstanding Judgment against or affecting the Company, its business or Assets; and (iii) the Company is not in breach or violation of any Material Contract.

6.10. Liabilities of the Company. The Company does not have any Obligations of a nature required by GAAP to be disclosed on a consolidated balance sheet of the Company, except: (i) as disclosed in the Financial Statements; or (ii) incurred in the Ordinary Course of Business since the date of the last Financial Statements filed by the Company with the SEC that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

6.11. Title to Assets. The Company has good and marketable title to, or a valid license or leasehold interest in, all of its Assets which are material to the business and operations of the Company as presently conducted, free and clear of all Encumbrances or restrictions on the transfer or use of same, other than restrictions on transfer or use arising under a license or Lease with respect to such Assets that, individually or in the aggregate, would not have, or be reasonably expected to, materially interfere with the purposes for which they are currently used and for the purposes for which they are proposed to be used. Except as would not have a Material Adverse Effect, the Company’s Assets are in good operating condition and repair, ordinary wear and tear excepted, and are free of any latent or patent defects which might impair their usefulness, and are suitable for the purposes for which they are currently used and for the purposes for which they are proposed to be used.

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6.12. Real Estate.

(a) Real Property Ownership. The Company does not own any Real Property.

(b) Real Property Leases. Except pursuant to the Leases described in the SEC Documents (the “Company Leases”), the Company does not lease any Real Property. With respect to each of the Company Leases, except as disclosed in the SEC Documents, (i) the Company has been in peaceful possession of the property leased thereunder and neither the Company nor, to the Company’s knowledge, the landlord is in default thereunder; (ii) no waiver, indulgence or postponement of any of the Obligations thereunder has been granted by the Company or landlord thereunder; and (iii) there exists no event, occurrence, condition or act known to the Company which, upon notice or lapse of time or both, would be or could become a default thereunder or which could result in the termination of the Company Leases, or any of them, or have a Material Adverse Effect on the business of the Company, its Assets or its operations or financial results. The Company has not violated nor breached any provision of any such Company Leases, and all Obligations required to be performed by the Company under any of such Company Leases have been fully, timely and properly performed. If requested by any of the Buyers, the Company has delivered to such Buyers true, correct and complete copies of all Company Leases, including all modifications and amendments thereto, whether in writing or otherwise. The Company has not received any written or oral notice to the effect that any of the Company Leases will not be renewed at the termination of the term of such Company Leases, or that any of such Company Leases will be renewed only at higher rents.

6.13. Material Contracts. An accurate, current and complete copy of each of the Material Contracts has been furnished to Buyers and/or is readily available as part of the SEC Documents, and each of the Material Contracts constitutes the entire agreement of the respective parties thereto relating to the subject matter thereof. Each of the Material Contracts is in full force and effect and is a valid and binding Obligation of the parties thereto in accordance with the terms and conditions thereof. To the knowledge of the Company and its officers, all Obligations required to be performed under the terms of each of the Material Contracts by any party thereto on or prior to the date hereof have been fully performed by all parties thereto, and no party to any Material Contracts is in default with respect to any term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration or modification of any Obligation of any party thereto or the creation of any Encumbrance upon any of the Assets of the Company. Further, the Company has received no notice, nor does the Company have any knowledge, of any pending or contemplated termination of any of the Material Contracts and, no such termination is proposed or has been threatened, whether in writing or orally.

6.14. Compliance with Laws. Except as would not have a Material Adverse Effect, the Company is and at all times has been in material compliance with all Laws. The Company has not received any notice that it is in violation of, has violated, or is under investigation with respect to, or has been threatened to be charged with, any violation of any Law.

6.15. Intellectual Property. To the Company’s knowledge, the Company owns or possesses adequate and legally enforceable rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and all other material intellectual property rights necessary to conduct its business as now conducted. The Company does not have any knowledge of any infringement by the Company of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other intellectual property rights of others, and, to the knowledge of the Company, there is no Claim being made or brought against, or to the Company’s knowledge, being threatened against, the Company regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other intellectual property infringement; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing.

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6.16. Labor and Employment Matters. Except as set forth in Schedule 6.16, the Company is not involved in any labor dispute or, to the knowledge of the Company, is any such dispute threatened. To the knowledge of the Company and its officers, none of the Company’s employees is a member of a union and the Company believes that its relations with its employees are good. To the knowledge of the Company and its officers, the Company has complied in all material respects with all Laws relating to employment matters, civil rights and equal employment opportunities.

6.17. Employee Benefit Plans. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification. To the Company’s knowledge, the Company has promptly paid and discharged all Obligations arising under ERISA of a character which if unpaid or unperformed might result in the imposition of an Encumbrance against any of its Assets or otherwise have a Material Adverse Effect.

6.18. Tax Matters. The Company has made and timely filed all Tax Returns required by any jurisdiction to which it is subject, and each such Tax Return has been prepared in compliance with all applicable Laws, and all such Tax Returns are true and accurate in all respects. Except and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported Taxes, the Company has timely paid all Taxes shown or determined to be due on such Tax Returns, except those being contested in good faith, and the Company has set aside on its books provision reasonably adequate for the payment of all Taxes for periods subsequent to the periods to which such Tax Returns apply. There are no unpaid Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has withheld and paid all Taxes to the appropriate Governmental Authority required to have been withheld and paid in connection with amounts paid or owing to any Person. There is no Proceeding or Claim for refund now in progress, pending or, to the Company’s knowledge, threatened against or with respect to the Company regarding Taxes.

6.19. Insurance. The Company is covered by policies of insurance which were issued to it by reputable insurers of recognized financial responsibility, covering its properties, Assets and businesses against losses and risks normally insured against by other corporations or entities in the same or similar lines of businesses as the Company is engaged and in coverage amounts which are prudent and typically and reasonably carried by such other corporations or entities (the “Insurance Policies”). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by this Agreement. The Company has complied with the provisions of such Insurance Policies. The Company has not been refused any insurance coverage sought or applied for and the Company does not have any reason to believe that it will not be able to renew its existing Insurance Policies as and when such Insurance Policies expire or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company.

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6.20. Permits. The Company possesses all Permits necessary to conduct its business as currently conducted, and the Company has not received any notice of, or is otherwise involved in any Proceedings relating to, the revocation or modification of any such Permits. All such Permits are valid and in full force and effect and the Company is in material compliance with the respective requirements of all such Permits.

6.21. Business Location. The Company has no office or place of business other than as identified in the SEC Documents and the Company’s principal executive offices are located in Irvine, California. All books and records of the Company and other material Assets of the Company are held or located at the offices and places of business identified in the SEC Documents.

6.22. Environmental Laws. The Company is and has at all times been in compliance in all material respects with any and all applicable Environmental Requirements, and there are no pending Claims against the Company relating to any Environmental Requirements, nor to the knowledge of the Company, is there any basis for any such Claims.

6.23. Illegal Payments. Neither the Company, nor any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of his actions for, or on behalf of, the Company: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

6.24. Related Party Transactions. Except as disclosed in the SEC Documents, and except for arm’s length transactions pursuant to which the Company makes payments in the Ordinary Course of Business upon terms no less favorable than the Company could obtain from third parties, none of the officers, directors or employees of the Company, nor any stockholders who own, legally or beneficially, five percent (5%) or more of the issued and outstanding shares of any class of the Company’s capital stock (each a “Material Stockholder”), is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any Contract providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any officer, director or such employee or Material Stockholder or, to the best knowledge of the Company, any other Person in which any officer, director, or any such employee or Material Stockholder has a substantial or material interest in or of which any officer, director or employee of the Company or Material Stockholder is an officer, director, trustee or partner. There are no Claims or disputes of any nature or kind between the Company and any officer, director or employee of the Company or any Material Stockholder, or, to the Company’s knowledge, between any of them, relating to the Company and its business.

6.25. Internal Accounting Controls. Except as set forth in the SEC Documents, the Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to Assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for Assets is compared with the existing Assets at reasonable intervals and appropriate action is taken with respect to any differences.

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6.26. Acknowledgment Regarding Buyers’ Purchase of the Shares. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Buyer or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Buyer’s purchase of the Shares. The Company further represents to each Buyer that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

6.27. Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12 of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the SEC is contemplating terminating such registration.

6.28. Bad Actor. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person. As used in this Section 6.28, the term “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

6.29. Brokerage Fees. Except for the Placement Agent and as set forth on Schedule 6.29 hereto, there is no Person acting on behalf of the Company who is entitled to or has any claim for any financial advisory, brokerage or finder’s fee or commission in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby. The Company has agreed to pay the Placement Agent a cash amount equal to 8.0% of the gross proceeds from the sale of Preferred Stock and Warrants hereunder and issue to the Placement Agent a warrant to purchase a number of shares of Common Stock equal to 8.0% of the of the gross proceeds from the sale of Preferred Stock and Warrants hereunder divided by the exercise price of such warrant. Such warrant shall have a term of five-years, contain cashless exercise provisions and piggyback registration rights, provide the Placement Agent with the right to purchase one share of Common Stock per warrant with an exercise price equal to (a) the implied per share valuation received by Buyers in the offering. The Company has also agreed to reimburse the Placement Agent for all pre-approved and reasonable out-of-pocket costs and expenses (including, without limitation, the reasonable fees, disbursements and other changes of counsel) actually incurred in connection with this offering.

ARTICLE VII

COVENANTS

7.1. Best Efforts. Each party shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Articles VIII and IX of this Agreement.

7.2. Form D. If required by applicable Law, the Company agrees to file a Form D with respect to the offering of Preferred Stock and the Warrants as required under Regulation D of the Securities Act and to provide a copy thereof to the Placement Agent. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Preferred Stock and the Warrants, or obtain an exemption for the Preferred Stock and the Warrants for sale to each of the Buyers at Closing pursuant to this Agreement under applicable securities or “Blue Sky” Laws of the states of the United States, and shall provide evidence of any such action so taken to the Placement Agent on or prior to the Closing Date.

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7.3. Affirmative Covenants.

(a) Reporting Status; Listing. Until the earlier of three (3) years from the date hereof or when the shares of Preferred Stock issued hereunder, Conversion Shares, Warrants and Warrant Shares are no longer registered in the names of the Buyers on the books and records of the Company, the Company shall: (i) file in a timely manner all reports required to be filed under the Securities Act, the Exchange Act or any securities Laws and regulations thereof applicable to the Company of any state of the United States, or by the rules and regulations of the Principal Trading Market, and, if not otherwise publicly available, to provide a copy thereof to a Buyer upon request; (ii) not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination unless in connection with a Sale Event (as defined below); (iii) if required by the rules and regulations of the Principal Trading Market, promptly secure the listing of any of the Conversion Shares or Warrant Shares upon the Principal Trading Market (subject to official notice of issuance) and, take all reasonable action under its control to maintain the continued listing, quotation and trading of its Common Stock on the Principal Trading Market, and the Company shall comply in all respects with the Company’s reporting, filing and other Obligations under the bylaws or rules of the Principal Trading Market, the Financial Industry Regulatory Authority, Inc. and such other Governmental Authorities, as applicable.

(b) Rule 144. With a view to making available to each Buyer the benefits of Rule 144 under the Securities Act (“Rule 144”), or any similar rule or regulation of the SEC that may at any time permit Buyers to sell any of the Conversion Shares or Warrant Shares to the public without registration, the Company represents and warrants that: (i) the Company is, and has been for a period of at least ninety (90) days immediately preceding the date hereof, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (ii) the Company has filed all required reports under Section 13 or 15(d) of the Exchange Act, as applicable, during the twelve (12) months preceding the Closing Date (or for such shorter period that the Company was required to file such reports); (iii) the Company is not an issuer defined as a “Shell Company” (as hereinafter defined); and (iv) if the Company has, at any time, been an issuer defined as a Shell Company, the Company has: (A) not been an issuer defined as a Shell Company for at least six (6) months prior to the Closing Date; and (B) has satisfied the requirements of Rule 144(i) (including, without limitation, the proper filing of “Form 10 information” at least six (6) months prior to the Closing Date). For the purposes hereof, the term “Shell Company” shall mean an issuer that meets the description set forth under Rule 144(i)(1)(i). In addition, until the earliest of (x) three (3) years from the date hereof, (y) when the Conversion Shares and Warrant Shares no longer bear a restrictive legend, or (z) the sale of all or substantially all the assets of the Company; any merger, consolidation or acquisition involving the Company with, by or into another corporation, entity or person; or any change in the ownership of more than fifty percent (50%) of the voting capital stock of the Company in one or more related transactions (such transactions described in this clause (z), a “Sale Event”), the Company shall, at its sole expense:

(i) make, keep and ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144, is publicly available.

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(ii) furnish to each Buyer, promptly upon reasonable request: (A) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act; and (B) such other information as may be reasonably requested by each Buyer to permit each Buyer to sell any of the shares of Preferred Stock issued hereunder or Warrants pursuant to Rule 144 without limitation or restriction; and

(iii) promptly at the request of each Buyer, upon the Buyer’s providing customary supporting documentation, give the Company’s transfer agent instructions to the effect that, upon the transfer agent’s receipt from any Buyer of a certificate (a “Rule 144 Certificate”) certifying that such Buyer’s holding period (as determined in accordance with the provisions of Rule 144) for any portion of the Conversion Shares or Warrant Shares which such Buyer proposes to sell (the “Securities Being Sold”) is not less than six (6) months and such sale otherwise complies with the requirements of Rule 144, and receipt by the transfer agent of the “Rule 144 Opinion” (as hereinafter defined) from the Company or its counsel (or from such Buyer and its counsel as permitted below), the transfer agent is to effect the transfer of the Securities Being Sold and issue to such Buyer or transferee(s) thereof one or more stock certificates representing the transferred Securities Being Sold without any restrictive legend and without recording any restrictions on the transferability of such Securities Being Sold on the transfer agent’s books and records or, at the Buyer’s option, the Securities Being Sold shall be transmitted by the transfer agent to the Buyer by crediting the account of the Buyer’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system if the transfer agent is then a participant in such system. In this regard, upon each Buyer’s request, the Company shall have an affirmative obligation at its expense to cause its counsel to promptly issue to the transfer agent a legal opinion providing that, based on the Rule 144 Certificate, the Securities Being Sold were or may be sold, as applicable, pursuant to the provisions of Rule 144, even in the absence of an effective registration statement (the “Rule 144 Opinion”). If the transfer agent requires any additional documentation in connection with any proposed transfer by any Buyer of any Securities Being Sold, the Company shall promptly deliver or cause to be delivered to the transfer agent or to any other Person, all such additional documentation as may be necessary to effectuate the transfer of the Securities Being Sold and the issuance of an unlegended certificate to any transferee thereof, all at the Company’s expense.

(c) Matters With Respect to Shares and Transfer Agent.

(i) Removal of Restrictive Legends. In the event that any Buyer has any Conversion Shares or Warrant Shares bearing any restrictive legends, and such Buyer, through its counsel or other representatives, submits to the Company’s transfer agent (“Transfer Agent”) any such shares for the removal of the restrictive legends thereon, whether in connection with a sale of such shares pursuant to any exemption to the registration requirements under the Securities Act, or otherwise, and the Company and or its counsel refuses or fails for any reason (except to the extent that such refusal or failure is based solely on applicable Law, including SEC interpretive guidance, that would prevent the removal of such restrictive legends) to render an opinion of counsel or any other documents or certificates required for the removal of the restrictive legends, then the Company hereby agrees and acknowledges that such Buyer is hereby irrevocably and expressly authorized to have counsel to such Buyer render any and all opinions and other certificates or instruments which may be required for purposes of removing such restrictive legends, and the Company hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Company, issue any such shares without restrictive legends as instructed by such Buyer, and, unless such shares are issued by book entry, surrender to a common carrier for overnight delivery to the address as specified by such Buyer, certificates, registered in the name of such Buyer or its designees, representing the shares of Common Stock to which such Buyer is entitled, without any restrictive legends and otherwise freely transferable on the books and records of the Company. Notwithstanding the foregoing, it is acknowledged and agreed that the Company shall not be required to comply with a request to remove any restrictive legend for any Buyer who at the time of the request is an Affiliate of the Company other than in connection with the sale of the shares underlying the applicable certificate(s) in accordance with Rule 144.

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(ii) Authorized Agent of the Company. The Company hereby irrevocably appoints each Buyer and each Buyer’s counsel and its representatives, each as the Company’s duly authorized agent and attorney-in-fact for the Company solely for the purposes of authorizing and instructing the Transfer Agent to process issuances, transfers and legend removals upon instructions from each Buyer, or any counsel or representatives of each Buyer, in strict compliance with this Section 7.3(c). The authorization and power of attorney granted hereby is coupled with an interest and is irrevocable so long as any Buyer owns or has the right to receive, any shares of the Company’s Common Stock hereunder. In this regard, the Company hereby confirms to the Transfer Agent and each Buyer that it can NOT and will NOT give instructions, including stop orders or otherwise, inconsistent with the terms of this Section 7.3(c) with regard to the matters contemplated herein, and that each Buyer shall have the absolute right to provide a copy of this Agreement to the Transfer Agent as evidence of the Company’s irrevocable authority for each Buyer and Transfer Agent to process issuances, transfers and legend removals upon instructions from each Buyer, or any counsel or representatives of each Buyer, in each case as specifically contemplated in this Section 7.3(c), without any further instructions, orders or confirmations from the Company.

(iii) Injunction and Specific Performance. The Company specifically acknowledges and agrees that in the event of a breach or threatened breach by the Company of any provision of this Section 7.3(c), each Buyer will be irreparably damaged and that damages at law would be an inadequate remedy if this Agreement were not specifically enforced. Therefore, in the event of a breach or threatened breach of any provision of this Section 7.3(c) by the Company, each Buyer shall be entitled to seek, in addition to all other rights or remedies such Buyer may have, at law or in equity, an injunction restraining such breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for specific performance of the provisions of this Section 7.3(c).

7.4. Use of Proceeds. The Company shall use the net proceeds from the sale of the Preferred Stock and the Warrants for working capital and general corporate purposes, including to repay Permitted Indebtedness, and payment of the fees and expenses of this offering.

7.5. Fees and Expenses. The Company agrees to pay to each Buyer (or any designee or agent of the Buyers), upon demand, or to otherwise be responsible for the payment of, any and all costs, fees, charges and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for any Buyer, and of any experts and agents, which any Buyer may incur or which may otherwise be due and payable in connection with: (i) any documentary stamp taxes, intangibles taxes, recording fees, filing fees, or other similar taxes, fees or charges imposed by or due to any Governmental Authority in connection with this Agreement or any other Transaction Documents; (ii) the exercise or enforcement of any of the rights of any Buyer under this Agreement or the Transaction Documents; or (iii) the failure by the Company to perform or observe any of the provisions of this Agreement or any of the Transaction Documents. The provisions of this Subsection shall survive the termination of this Agreement.

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7.6. Public Disclosure of Buyers. The Company shall not publicly disclose the name of any Buyer, or include the name of any Buyer in any filing with the SEC or any regulatory agency or Principal Trading Market, without the prior written consent of such Buyer except: (a) as required by federal securities law in connection with any registration statement contemplated by the Registration Rights Agreement or (b) to the extent such disclosure is required by Law or Principal Trading Market regulations, in which case the Company shall provide Buyers with prior written notice of such disclosure permitted under this clause (b).

7.7. [Reserved.]

7.8. Stockholder Approval. The Company covenants that, promptly following the execution of this Agreement, the Company shall take all corporate action necessary to call a meeting of its stockholders (the “Stockholders Meeting”) for the purpose of seeking approval of the Company’s stockholders to either (i) increase the number of shares of Common Stock the Company is authorized to issue or (ii) effect a reverse split of the Common Stock, in either event sufficient to permit the conversion in full of the Preferred Stock and the exercise in full of the Warrants in accordance with their terms (a “Capital Event”). If the Company does not obtain Authorized Share Approval at the first meeting, the Company shall call a meeting every four (4) months thereafter to seek Authorized Share Approval until the earlier of the date on which Authorized Share Approval is obtained or the Warrants are no longer outstanding. No later than five (5) business days following stockholder approval of the Capital Event, the Company shall file with the Secretary of State of Delaware a certificate of amendment to the Company’s Certificate of Incorporation to effect the Capital Event, which certificate of amendment shall provide that it shall become immediately effective upon filing. The Company shall issue a press release or file a current report on Form 8-K announcing the effectiveness of the Capital Event no later than four (4) business days after such filing. Following such Capital Event.

7.9. Authorized Shares. The Preferred Stock and the Warrants shall not be convertible or exercisable, respectively, until the Authorized Share Increase Date. In connection with the Stockholders Meeting to obtain the Authorized Share Approval, the Company shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its Board of Directors to recommend to the stockholders that they approve such proposal. For the avoidance of doubt, in the event the Company fails to obtain Authorized Share Approval, in no event shall any cash be payable to the Buyers with respect to the Preferred Stock or Warrants.

The Company covenants that, from and after the Authorized Share Increase Date, during the period the Warrants are outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under the Warrants. The Company further covenants that its issuance of the Warrants shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under the Warrants. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market (as defined in the Warrants) upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by the Warrants will, upon exercise of the purchase rights represented by the Warrants and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

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Except and to the extent as waived or consented to by the Buyers, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of the Warrants and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under the Warrants.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which the Warrants is exercisable or in the Exercise Price (as defined in the Warrants), the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

7.10. Buyer Consent and Proxy. Each Buyer, severally and not jointly, covenants and agrees to vote in favor of any proposal to consummate a Capital Event at a Stockholders Meeting as described in Section 7.8 herein. In furtherance of such covenant, each Buyer, severally and not jointly, hereby appoints Robert A. Berman as proxy and attorney-in-fact for the limited purpose of representing and voting all of Buyer’s shares of Preferred Stock in favor of such proposal to consummate a Capital Event at a Stockholders Meeting.

ARTICLE VIII

CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATIONS TO SELL

The obligation of the Company hereunder to issue and sell the Preferred Stock and the Warrants to a Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

8.1. The Buyer shall have executed the Transaction Documents that require the Buyer’s execution, and delivered them to the Company.

8.2. The Company shall have received the Buyer’s Purchase Price to the Company, which payment may be made by the Payment Agent’s release of its control over a bank account of the Company.

8.3. The Buyer’s representations and warranties shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

8.4. The Company shall have obtained all governmental, regulatory or third party consents and approvals necessary for the sale of the Preferred Stock and the Warrants.

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8.5. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

8.6. Since the date of execution of this Agreement, no event or series of events shall have occurred that resulted, or could reasonably be expected to result, in a Material Adverse Effect.

8.7. Trading in the Common Stock shall not have been suspended by the SEC or any Principal Trading Market (except for any suspensions of trading of not more than one trading day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement.

ARTICLE IX

CONDITIONS PRECEDENT TO A BUYER’S OBLIGATIONS TO PURCHASE

The obligation of a Buyer hereunder to purchase the Preferred Stock and the Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions (in addition to any other conditions precedent elsewhere in this Agreement), provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion:

9.1. The Company shall have executed and delivered the Transaction Documents and delivered the same to the Placement Agent.

9.2. The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties are already qualified as to materiality in Article VI above, in which case, such representations and warranties shall be true and correct in all respects without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Placement Agent shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Closing Date, to the foregoing effect.

9.3. The Company shall have delivered to the Placement Agent a certificate evidencing the formation and good standing of the Company in its jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within ten (10) days of the Closing Date.

9.4. The Company shall have delivered to the Placement Agent a certificate or other reasonably acceptable evidence evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business and is required to so qualify, as of a date within twenty (20) days of the Closing Date.

9.5. The Company shall have delivered to the Placement Agent a certificate, in the form acceptable to the Placement Agent, executed by the Secretary of the Company dated as of the Closing Date, as to (i) the resolutions consistent with Section 6.3 as adopted by the Company’s board of directors, (ii) the Certificate of Incorporation of the Company and (iii) the Bylaws of the Company as in effect at the Closing.

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9.6. The Company shall have delivered to the Placement Agent an opinion of counsel to the Company, as of the Closing Date, in a form reasonably satisfactory to the Placement Agent and its counsel.

9.7. No event shall have occurred which could reasonably be expected to have a Material Adverse Effect.

ARTICLE X

INDEMNIFICATION

10.1. Company’s Obligation to Indemnify. In consideration of the Buyers’ execution and delivery of this Agreement, and in addition to all of the Company’s other obligations under this Agreement, the Company hereby agrees to defend and indemnify each Buyer and each Buyer’s Affiliates and subsidiaries, and their respective directors, officers, employees, agents and representatives, and the successors and assigns of each of them (collectively, the “Buyer Indemnified Parties”) and to hold the Buyer Indemnified Parties harmless, from and against any and all Claims made, brought or asserted against the Buyer Indemnified Parties, or any one of them, and the Company hereby agrees to pay or reimburse the Buyer Indemnified Parties for any and all Claims payable by any of the Buyer Indemnified Parties to any Person, including reasonable attorneys’ and paralegals’ fees and expenses, court costs, settlement amounts, costs of investigation and interest thereon from the time such amounts are due at the highest non-usurious rate of interest permitted by applicable Law, through all negotiations, mediations, arbitrations, trial and appellate levels, as a result of, or arising out of, or relating to: (i) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; (ii) any breach of any covenant, agreement or Obligation of the Company contained in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; or (iii) any Claims brought or made against the Buyer Indemnified Parties, or any one of them, by any Person and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement, the Transaction Documents or any other instrument, document or agreement executed pursuant hereto or thereto. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Claims covered hereby, which is permissible under applicable Law. The Company will not be liable to any Buyer under this indemnity: (i) for any settlement by a Buyer in connection with any Claim effected without the Company’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; or (ii) to the extent, but only to the extent, that a Claim is attributable to any Buyer’s breach of any of the representations, warranties, covenants or agreements made by such Buyer in this Agreement or in the other Transaction Documents.

ARTICLE XI

MATTERS RELATING TO THE BUYERS

11.1. Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under this Agreement and the Transaction Documents are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any one or more of the Transaction Documents. The decision of each Buyer to purchase the Preferred Stock and the Warrants pursuant to the Transaction Documents has been made by each such Buyer independently of any other Buyer and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of its subsidiaries, if any, which may have been made or given by any other Buyer or any of their respective officers, directors, principals, employees, agents, counsel or representatives (collectively, including the Buyer in question, the “Buyer Representatives”). No Buyer Representative shall have any liability to any other Buyer or the Company relating to or arising from any such information, materials, statements or opinions, if any. Each Buyer acknowledges that no other Buyer has acted as agent for such Buyer in connection with making its investment hereunder and that no Buyer will be acting as agent of such other Buyer in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any Proceeding for such purpose. The Company and each of the Buyers acknowledge that, for reasons of administrative convenience the Company has elected to provide each of the Buyers with the same Transaction Documents for the purpose of closing a transaction with multiple Buyers and not because it was required or requested to do so by any Buyer. In furtherance of the foregoing, and not in limitation thereof, the Company and the Buyers acknowledge that nothing contained in this Agreement or in any Transaction Document, and no action taken by any Buyer pursuant thereto, shall be deemed to constitute any two or more Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.

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ARTICLE XII

TERMINATION

12.1. Termination. This Agreement may be terminated prior to Closing (i) by written agreement of the Buyers and the Company, or (ii) by either the Company or a Buyer (as to itself but no other Buyer) upon written notice to the other, if the Closing shall not have taken place by [ ], 2020 (the “Termination Date”), provided that (x) the Termination Date may be extended until [ ], 2020 upon the mutual consent of the Placement Agent and the Company and (y) in the event that there shall have occurred any material adverse change in the financial markets of the United States, any outbreak or escalation of hostilities or other national or international calamity or crisis the effect of which is such to make it, in the judgment of the Placement Agent, impracticable to market the securities offered hereby or enforce contracts for the sale of those securities, the Termination Date may be unilaterally extended by the Placement Agent for a period not to exceed ninety (90) days from the later of [ ], 2020 or such later date as may have been previously extended by the Placement Agent and the Company pursuant to clause (x) above (the “Outside Closing Date”).

12.2. Consequences of Termination. No termination of this Agreement shall release any party from any liability for breach by such party of the terms and provisions of this Agreement or the other Transaction Documents.

ARTICLE XIII

MISCELLANEOUS

13.1. Notices. All notices of request, demand and other communications hereunder shall be addressed to the parties as follows:

If to the Company:

Hancock Jaffe Laboratories, Inc.

70 Doppler

Irvine, California 92618

Attention: Robert Berman

Email: RBerman@hancockjaffe.com

With a copy to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

Attention: Barry I. Grossman

Email: bigrossman@egsllp.com

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If to the Buyers: To each Buyer based on the information set forth in the Schedule of Buyers attached hereto unless the address is changed by the party by like notice given to the other parties.

Notice shall be in writing and shall be deemed delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., New York time, on a business day. Any notice hand delivered after 5:00 p.m., New York time, shall be deemed delivered on the following business day. Notwithstanding the foregoing, notice, consents, waivers or other communications referred to in this Agreement may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation from the receiving party) that the notice has been received by the other party.

13.2. Entire Agreement. This Agreement, including the Exhibits and Schedules attached hereto and the documents delivered pursuant hereto, including the Transaction Documents, set forth all the promises, covenants, agreements, conditions and understandings between the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except as contained herein and in the Transaction Documents; provided, however, except as explicitly stated herein, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to) (i) have any effect on any agreements any Buyer has entered into with, or any instruments any Buyer has received from, the Company prior to the date hereof with respect to any prior investment made by such Buyer in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company, or any rights of or benefits to any Buyer or any other Person, in any agreement entered into prior to the date hereof between or among the Company and any Buyer, or any instruments any Buyer received from the Company prior to the date hereof, and all such agreements and instruments shall continue in full force and effect.

13.3. Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by the Company without the prior written consent of each Buyer. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

13.4. Binding Effect. This Agreement shall be binding upon the parties hereto, their respective successors and permitted assigns.

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13.5. Amendment. Except as specifically set forth herein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Required Buyers. Any amendment to any provision of this Agreement made in conformity with the provisions of this Section 13.5 shall be binding on all Buyers and holders of Securities, as applicable, provided that no such amendment shall be effective to the extent that it (1) applies to less than all of the holders of the Securities then outstanding or (2) imposes any obligation or liability on any Buyer without such Buyer’s prior written consent (which may be granted or withheld in such Buyer’s sole discretion). No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that the Required Buyers may waive any provision of this Agreement, and any waiver of any provision of this Agreement made in conformity with the provisions of this Section 13.5 shall be binding on all Buyers and holders of Securities, as applicable, provided that no such waiver shall be effective to the extent that it (1) applies to less than all of the holders of the Securities then outstanding (unless a party gives a waiver as to itself only) or (2) imposes any obligation or liability on any Buyer without such Buyer’s prior written consent (which may be granted or withheld in such Buyer’s sole discretion). No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the parties to the Agreement. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise. As a material inducement for each Buyer to enter into this Agreement, the Company expressly acknowledges and agrees that no due diligence or other investigation or inquiry conducted by a Buyer, any of its advisors or any of its representatives shall affect such Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document. “Required Buyers” means Buyers holding a majority of the shares of Preferred Stock sold pursuant to this Agreement.

13.6. Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require.

13.7. Execution. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement, and same shall become effective when counterparts have been signed by each party and each party has delivered its signed counterpart to the other party. A digital reproduction, portable document format (“.pdf”) or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by electronic signature (including signature via DocuSign or similar services), electronic mail or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes.

13.8. Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

13.9. Governing Law. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Agreement. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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13.10. Further Assurances. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

13.11. Survival. The representations and warranties contained herein shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties and covenants hereunder.

13.12. Joint Preparation. The preparation of this Agreement has been a joint effort of the parties and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

13.13. Severability. If any one of the provisions contained in this Agreement, for any reason, shall be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall remain in full force and effect and be construed as if the invalid, illegal or unenforceable provision had never been contained herein.

13.14. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

13.15. WAIVER OF JURY TRIAL. THE BUYERS AND THE COMPANY, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH THE BUYERS AND THE COMPANY ARE ADVERSE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BUYERS TO PURCHASE THE PREFERRED STOCK AND THE WARRANTS.

13.16. Force Majeure. The Company shall not be liable to any Buyer for any breach of this Agreement or the other Transaction Documents caused by or resulting from a failure or delay in performing its obligations hereunder or thereunder if and to the extent such failure or delay is caused by or results from the Covid-19 pandemic and is beyond the reasonable control of the Company (a “Force Majeure Event”). For the avoidance of doubt, to the extent this Agreement or the other Transaction Documents prescribe specific time periods for the performance by the parties of their obligations hereunder or thereunder, such time periods shall be extended by the time during which performance could not take place due to the occurrence and pendency of a Force Majeure Event.

[SIGNATURES ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth above.

“COMPANY”

Hancock Jaffe Laboratories, Inc.,
a Delaware corporation

By:
Name:
Title:

BUYERS

See Signature pages for each Buyer attached

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BUYER SIGNATURE PAGE FOR SECURITIES PURCHASE AGREEMENT WITH Hancock Jaffe Laboratories, Inc.

By its execution below, the undersigned Buyer hereby acknowledges and agrees to the terms set forth in the Securities Purchase Agreement to which this signature page is attached.

FOR ENTITY INVESTORS:	FOR INDIVIDUAL INVESTORS:

Signature:
[Name of Entity]	Name:

By:	Signature:
Name:	Name:
Title:

WORK ADDRESS:	HOME ADDRESS:

Attention:	Phone:

Phone:	SSN:

Fax:	E-mail:

E-mail:

Taxpayer ID#:

Aggregate Purchase Price for Buyer’s Securities: $________________

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Execution Version

BUYER ADDENDUM RE DEPOSIT

(this information is required)

(Print Name of Buyer)

By signing the Securities Purchase Agreement, the above named Buyer hereby certifies and confirms that: In the event that the Buyer’s Purchase Price is returned to the Buyer, which may or may not occur, the Buyer hereby confirms that such disbursement is to be made by wire transfer using the following wire transfer instructions. The Company and the Placement Agent can rely on this confirmation and the Buyer will not revoke this confirmation unless the Buyer confirms to the Company on this form, replacement wire transfer instructions at least two (2) Business Days before revoking this confirmation. The Company may withhold any such disbursement until the Company is reasonably satisfied with the instructions and procedures for making such disbursement.

Bank Name:

Bank Address:________________________

ABA Number:________________________

Account Number:________________________

Account Name:________________________

Reference:__________________________

Execution Version

SCHEDULES

Schedule 6.16 – Labor and Employment Matters.

On July 9, 2020, the Company was served with a civil complaint filed in the Superior Court for the State of California, County of Orange by a former employee, Robert Rankin, who resigned his employment on or about March 30, 2020. The case is entitled Rankin v. Hancock Jaffe Laboratories, Inc. et al., Case No. 30-2020-01146555-CU-WR-CJC and was filed on May 27, 2020. The complaint asserts several causes of action, including a cause of action for failure to timely pay Mr. Rankin’s accrued and unused vacation and three months’ severance under his July 16, 2018 employment agreement with the Company. Mr. Rankin alleges that he was forced to resign, however, we believe that he did not give the Company notice or an opportunity to cure the allegations. The complaint seeks, inter alia, back pay, unpaid wages, compensatory damages, punitive damages, attorneys’ fees, and costs. The Company intends to vigorously defend the claims, investigate the allegations, and assert counterclaims. Mr. Rankin resigned as the Company’s Chief Financial Officer, Secretary and Treasurer on March 30, 2020.

Schedule 6.29 –Brokerage Fees.

Pursuant to an agreement with Spartan Capital Securities LLC (“Spartan”), in connection with this offering, we are obligated to pay to Spartan a six percent (6%) cash placement fee and a six percent (6%) warrant placement fee to the extent any prior investor introduced by Spartan, or any such investor’s affiliates, participates in this offering.